UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2004

Modtech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25161	33-0825386
(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA	92571
(Address of Principal Executive Offices)	(Zip Code)

(951) 943-4014

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 7, 2004, Modtech Holdings, Inc. (“Modtech”) entered into an employment agreement with its new chief executive officer, David M. Buckley. The agreement provides for annual salary of $345,000. Terms of bonus compensation and option grants have not been finalized.

The agreement provides for a severance package of between 12 and 18-months base salary under certain circumstances.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c) Effective September 7, 2004, David M. Buckley was appointed chief executive officer of Modtech Holdings, Inc. (“Modtech”) pursuant to an employment agreement expiring December 31, 2006. Mr. Buckley has not served with Modtech in any capacity prior to his appointment as chief executive officer, there are no familial relationships between him and any other officer or director of Modtech and he has not previously engaged in any financial transactions with Modtech.

For most of the past six years, Mr. Buckley, age 40, has held senior executive and management positions at various divisions and subsidiaries of General Electric Company (“GE”) and GE Capital where he was responsible for generating sales growth and raising productivity and profitability by reducing product cycle-times, increasing inventory turns, and improving operational efficiencies. From 2003 to 2004 he was the Project Manager at GE Powers Systems- Oil and Gas in Florence, Italy where he was responsible for process and technology improvements. He was a Senior Vice President at GE Capital’s Transport International Pool Modular Space division (“TIP”) during most of 2001 to 2003 and from 1999 to 2000. For a 2 ½ month period starting in May 2001, he was employed outside of GE as an Executive Vice President of Operations with BIOGEN, Inc. before returning to TIP in July 2001. During his initial employment at TIP he was in charge of creating an e-Business for the division. Subsequently, he had multiple responsibilities for internal operations, customer facing operations and new product development. During 2000 through 2001, he was the President and Chief Executive Officer of TIMM Communications, Inc., a technology start-up business in the transportation marketplace. He began his career at GE as a Global Process Leader from 1998 through 1999.

Prior to joining GE, Mr. Buckley was a Senior Manager and Principal Consultant for Price Waterhouse LLP (now known as PriceWaterhouseCoopers) from 1995 to 1998 and a General Manager at Palmer Incorporated from 1992 to 1995. He has an MBA from the Wharton School of Business and a Bachelor of Science in from the United States Naval Academy.

Not all of the material terms of the employment agreement between Modtech and M. Buckley have been determined and are in the process of being finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 10, 2004

Modtech Holdings, Inc.
by:	/s/ Charles C. McGettigan
Charles C. McGettigan
Chairman of the Board
by:	/s/ Dennis L. Shogren
Dennis L. Shogren
Chief Financial Officer